Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin Vice President & Treasurer irelations@buckeye.com (800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS
Announces Cash Distribution

HOUSTON, August 1, 2019 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported its financial results for the second quarter of 2019. Net income attributable to Buckeye was $90.0 million for the second quarter of 2019 compared to $91.9 million for the second quarter of 2018. Adjusted EBITDA (as defined below) for the second quarter of 2019 was $214.3 million compared to $254.9 million for the second quarter of 2018. Buckeye’s second quarter 2019 results were impacted by the sale of the partnership’s equity interest in VTTI B.V. and the sale of the package of domestic pipeline and terminal assets (the “Domestic Asset Package”). These divested assets contributed $43.0 million to second quarter 2018 Adjusted EBITDA.

Net income attributable to Buckeye was $0.58 per diluted unit for the second quarter of 2019 compared to $0.59 per diluted unit for the second quarter of 2018. The diluted weighted average number of units outstanding in the second quarter of 2019 was 154.7 million compared to 154.0 million in the second quarter of 2018.

“Buckeye’s second quarter results are indicative of our ability to consistently deliver value despite challenging conditions in certain markets in which we operate,” stated Clark C. Smith, Chairman, President and Chief Executive Officer. “After adjusting for the divested assets, consolidated Adjusted EBITDA grew year over year, driven by increased contributions from our Domestic Pipelines and Terminals and Merchant Services segments, combined with improved performance from our Buckeye Texas Partners operations within our Global Marine Terminals segment. Continued weakness in segregated storage demand partially offset the strong performance from the remainder of our businesses” stated Mr. Smith.

Distributable cash flow (as defined below) for the second quarter of 2019 was $140.0 million compared to $162.0 million for the second quarter of 2018. Buckeye also reported distribution coverage of 1.20 times for the second quarter of 2019.

Transaction Update. Buckeye has successfully completed certain customary closing conditions related to the proposed acquisition of Buckeye by entities affiliated with IFM Global Infrastructure Fund (the "proposed merger") announced on May 10, 2019. On July 31, 2019, the merger agreement relating to the proposed merger and the transactions contemplated thereby were approved by the affirmative vote of the holders of a majority of the outstanding limited partner units (“LP Units”). In addition, as previously announced, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has expired. We believe that the proposed merger remains on track to close in the fourth quarter of 2019. For more information regarding the proposed merger and the merger agreement, please see our Form 8-K filed with the SEC on May 10, 2019 and our Schedule 14A filed with the SEC on June 25, 2019, as supplemented by the Form 8-K we filed with the SEC on July 22, 2019.

Distribution. Buckeye also announced today that its general partner declared a cash distribution of $0.75 per LP Unit for the quarter ended June 30, 2019. The distribution will be payable on August 19, 2019 to unitholders of record on August 12, 2019. Buckeye has paid distributions in each quarter since its formation in 1986.

Conference Call. Due to the pending proposed merger, Buckeye will not host a conference call in conjunction with its 2019 second quarter earnings. Interested parties are invited to access Buckeye’s Form 10-Q for the 2019 second quarter on the Investor Center section of Buckeye’s website at www.buckeye.com.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership which owns and operates a diversified global network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, processing and marketing of liquid petroleum products. Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline. Buckeye also uses its service expertise to operate and/or maintain third-party pipelines and terminals and perform certain engineering and construction services for its customers. Buckeye’s global terminal network comprises more than 115 liquid petroleum products terminals with aggregate tank capacity of over 118 million barrels across our portfolio of pipelines, inland terminals and marine terminals located primarily in key petroleum logistics hubs in the East Coast, Midwest and Gulf Coast regions of the United States as well as in the Caribbean. Buckeye’s terminal assets facilitate global flows of crude oil and refined petroleum products, offering its customers connectivity between supply areas and market centers through some of the world’s most important bulk liquid storage and blending hubs. Buckeye’s wholly owned flagship marine terminal in The Bahamas, Buckeye Bahamas Hub, is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products. Buckeye’s Gulf Coast regional hub, Buckeye Texas Partners, offers world-class marine terminalling, storage and processing capabilities. Buckeye is also a wholesale distributor of refined petroleum products in certain areas served by its pipelines and terminals. More information concerning Buckeye can be found at www.buckeye.com.

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Adjusted EBITDA and distributable cash flow are not measures defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as earnings (losses) before interest expense, income taxes, depreciation and amortization, further adjusted to exclude certain non-cash items, such as non-cash compensation expense; transaction, transition, and integration costs associated with acquisitions and dispositions; certain unrealized gains and losses on foreign currency transactions and foreign currency derivative financial instruments, as applicable; and certain other operating expense or income items, reflected in net income, that we do not believe are indicative of our core operating performance results and business outlook, such as hurricane-related costs, gains and losses on property damage recoveries, non-cash impairment charges, and gains and losses on asset sales. We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash income tax expense, and maintenance capital expenditures incurred to maintain the operating, safety, and/or earnings capacity of our existing assets, plus or minus realized gains or losses on certain foreign currency derivative financial instruments, as applicable. These definitions of Adjusted EBITDA and distributable cash flow are also applied to our proportionate share in the Adjusted EBITDA of significant equity method investments, which from January 1, 2017 through September 30, 2018 included VTTI, and are not applied to our less significant equity method investments. The calculation of our proportionate share of the reconciling items used to derive Adjusted EBITDA was based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which were immaterial. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures that are used by our senior management, including our Chief Executive Officer, to assess the operating performance of our business and optimize resource allocation. We use Adjusted EBITDA as a primary measure to: (i) evaluate our consolidated operating performance and the operating performance of our business segments; (ii) allocate resources and capital to business segments; (iii) evaluate the viability of proposed projects; and (iv) determine overall rates of return on alternative investment opportunities.  We use distributable cash flow as a performance metric to compare cash-generating performance of Buckeye from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. Distributable cash flow is not intended to be a liquidity measure.

We believe that investors benefit from having access to the same financial measures used by management and that these measures are useful to investors because they aid in comparing our operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by us may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income.
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This press release includes forward-looking statements that we believe to be reasonable as of today’s date. All statements that express belief, expectation, estimates or intentions, as well as those that are not statements of historical facts, are forward-looking statements. Such statements use forward-looking words such as “proposed,” “anticipate,” “project,” “potential,” “could,” “should,” “continue,” “estimate,” “expect,” “may,” “believe,” “will,” “plan,” “seek,” “outlook” and other similar expressions that are intended to identify forward-looking statements, although some forward-looking statements are expressed differently. These statements discuss future expectations and contain projections. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: (i) changes in federal, state, local and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes; (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases and natural disasters; (iii) changes in the marketplace for our products or services, such as increased competition, changes in product flows, better energy efficiency or general reductions in demand; (iv) adverse regional, national or international economic conditions, adverse capital market conditions, and adverse political developments; (v) shutdowns or interruptions at our pipeline, terminalling, storage and processing assets or at the source points for the products we transport, store or sell; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of our assets; (vii) volatility in the price of liquid petroleum products; (viii) nonpayment or nonperformance by our customers; (ix) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits; (x) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits; (xi) the risk that the proposed merger with Hercules Intermediate Holdings LLC may not be completed in a timely manner or at all; (xii) the possibility that competing offers or acquisition proposals for Buckeye will be made; (xiii) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger dated May 10, 2019, between Hercules Intermediate Holdings LLC, Hercules Merger Sub LLC, Buckeye, Buckeye Pipe Line Services Company and Buckeye GP LLC (the “Merger Agreement”), including in circumstances which would require Buckeye to pay a termination fee or other expenses; (xv) the effect of the pendency of the transactions contemplated by the Merger Agreement on Buckeye’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (xvi) risks related to diverting management’s attention from Buckeye’s ongoing business operations; (xvii) the risk that Unitholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs to defend or resolve; and (xviii) the possibility that long-term financing for the proposed acquisition may not be available on favorable terms, or at all; and (xix) the cautionary discussion of risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Buckeye’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2018 (as filed with the SEC on February 15, 2019) and other risk factors identified herein or from time to time in Buckeye’s periodic filings with the SEC. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of Buckeye’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and Buckeye cannot assure you that actual results or developments that it anticipates will be realized or, even if substantially realized, will have the expected consequences to or effect on Buckeye or its business or operations.

The forward-looking statements contained in this press release speak only as of the date hereof. Although the expectations in the forward-looking statements are based on Buckeye’s current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. Except as required by federal and state securities laws, Buckeye undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All forward-looking statements attributable to Buckeye or any person acting on Buckeye’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in Buckeye’s future periodic reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Product sales	$420,573	$556,850	$1,083,569	$1,349,037
Transportation, storage and other services	371,129	383,989	737,105	774,907
Total revenue	791,702	940,839	1,820,674	2,123,944

Costs and expenses:
Cost of product sales	416,397	552,399	1,071,504	1,337,726
Operating expenses	156,554	156,505	309,452	311,373
Depreciation and amortization	65,859	66,569	129,743	130,707
General and administrative	18,306	21,792	39,956	45,081
Other, net	(3,007)	(2,123)	(1,794)	(16,153)
Total costs and expenses	654,109	795,142	1,548,861	1,808,734
Operating income	137,593	145,697	271,813	315,210

Other (expense) income:
Earnings from equity investments	2,871	8,265	6,216	15,754
Interest and debt expense	(49,574)	(59,566)	(101,742)	(118,671)
Other expense, net	(78)	(297)	(3,917)	(612)
Total other expense, net	(46,781)	(51,598)	(99,443)	(103,529)

Income before taxes	90,812	94,099	172,370	211,681
Income tax expense	(297)	(782)	(595)	(1,272)
Net income	90,515	93,317	171,775	210,409
Less: Net income attributable to noncontrolling interests	(496)	(1,413)	(994)	(6,132)
Net income attributable to Buckeye Partners, L.P.	$90,019	$91,904	$170,781	$204,277

Earnings per unit attributable to Buckeye Partners, L.P.:
Basic	$0.58	$0.59	$1.10	$1.34
Diluted	$0.58	$0.59	$1.09	$1.33

Weighted average units outstanding:
Basic	153,918	153,258	153,882	151,093
Diluted	154,742	153,989	154,639	151,770

 BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Domestic Pipelines & Terminals	$243,581	$249,880	$485,117	$505,315
Global Marine Terminals	134,357	143,143	268,364	287,228
Merchant Services	425,768	561,613	1,095,283	1,360,041
Intersegment	(12,004)	(13,797)	(28,090)	(28,640)
Total revenue	$791,702	$940,839	$1,820,674	$2,123,944

Total costs and expenses: (1)
Domestic Pipelines & Terminals	$146,951	$146,252	$284,857	$292,476
Global Marine Terminals	96,869	97,934	203,090	183,317
Merchant Services	422,293	564,753	1,089,004	1,361,581
Intersegment	(12,004)	(13,797)	(28,090)	(28,640)
Total costs and expenses	$654,109	$795,142	$1,548,861	$1,808,734

Depreciation and amortization:
Domestic Pipelines & Terminals	$25,030	$24,542	$48,144	$48,250
Global Marine Terminals	39,781	40,821	79,523	80,029
Merchant Services	1,048	1,206	2,076	2,428
Total depreciation and amortization	$65,859	$66,569	$129,743	$130,707

Operating income:
Domestic Pipelines & Terminals	$96,630	$103,628	$200,260	$212,839
Global Marine Terminals	37,488	45,209	65,274	103,911
Merchant Services	3,475	(3,140)	6,279	(1,540)
Total operating income	$137,593	$145,697	$271,813	$315,210

Adjusted EBITDA:
Domestic Pipelines & Terminals	$133,082	$135,321	$268,975	$275,972
Global Marine Terminals	76,156	120,728	151,663	238,146
Merchant Services	5,105	(1,196)	10,103	2,459
Total Adjusted EBITDA	$214,343	$254,853	$430,741	$516,577

Capital expenditures: (2)
Domestic Pipelines & Terminals	$65,834	$89,658	$146,703	$152,499
Global Marine Terminals	21,929	43,461	44,463	97,518
Merchant Services	—	—	—	18
Total capital expenditures	$87,763	$133,119	$191,166	$250,035

Summary of capital expenditures: (2)
Maintenance capital expenditures	$28,080	$28,566	$51,431	$56,766
Expansion and cost reduction	59,683	104,553	139,735	193,269
Total capital expenditures	$87,763	$133,119	$191,166	$250,035

	June 30,	December 31,
	2019	2018
Key Balance Sheet Information:
Cash and cash equivalents	$6,291	$1,830
Long-term debt, including current portion (3)	$3,730,161	$4,536,715
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(1)	Includes depreciation and amortization.

(2)
Amounts exclude the impact of changes in accruals for capital expenditures. On an accrual basis, capital expenditure additions to property, plant and equipment were $81.2 million and $133.6 million for the three months ended June 30, 2019 and 2018, respectively, and $163.6 million and $252.2 million for the six months ended June 30, 2019 and 2018, respectively.

(3)
Excludes $109.8 million and $177.7 million of borrowings under the Credit Facility used to finance the Buckeye Merchant Services Companies’ current working capital needs as of June 30, 2019 and December 31, 2018, respectively.

BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA - Continued
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Domestic Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	790.1	804.2	763.0	768.3
Jet fuel(1)	268.9	271.1	257.7	255.8
Middle distillates (2)	318.1	299.9	342.2	328.6
Other products (3)	18.5	14.7	14.2	13.6
Total throughput	1,395.6	1,389.9	1,377.1	1,366.3
Terminals:
Throughput (4)(5)	1,315.2	1,285.5	1,298.1	1,270.3

Pipeline average tariff (cents/bbl) (6)	91.9	90.1	94.5	91.5

Global Marine Terminals (percent of capacity):
Average capacity utilization rate (7)	79%	85%	78%	87%

Merchant Services (in millions of gallons):
Sales volumes	210.6	263.1	567.1	659.1
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(1)	Excludes 108.1 bpd and 110.5 bpd of jet fuel for the three and six months ended June 30, 2018, related to the DPTS asset package divested on December 17, 2018.

(2)	Includes diesel fuel and heating oil.

(3)	Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

(4)	Includes the throughput of two underground propane storage caverns.

(5)	Excludes 59.3 bpd and 57.5 bpd of total terminal throughput for the three and six months ended June 30, 2018 related to the DPTS asset package divested on December 17, 2018.

(6)	Pipeline average tariff for the three and six months ended June 30, 2018 has been adjusted to remove the effects of the DPTS asset package divested on December 17, 2018.

(7)
Represents the ratio of contracted capacity to capacity available to be contracted.  Based on total capacity (i.e., including out of service capacity), average capacity utilization rates are approximately 76% and 81% for the three months ended June 30, 2019 and 2018, respectively, and approximately 76% and 82% for the six months ended June 30, 2019 and 2018, respectively.

BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
Non-GAAP Reconciliations
(In thousands, except coverage ratio)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018
Net income		$90,515	$93,317	$171,775	$210,409
Less:	Net income attributable to noncontrolling interests	(496)	(1,413)	(994)	(6,132)
Net income attributable to Buckeye Partners, L.P.		90,019	91,904	170,781	204,277
Add:	Interest and debt expense	49,574	59,566	101,742	118,671
	Income tax expense	297	782	595	1,272
	Depreciation and amortization (1)	65,859	66,569	129,743	130,707
	Non-cash unit-based compensation expense	5,781	7,976	15,698	16,666
	Acquisition, dispositions, and transition expense (2)	5,783	141	9,866	423
	Non-cash impairment on disposals of long-lived assets	911	—	3,106	—
	Proportionate share of Adjusted EBITDA for the equity method investment in VTTI (3)	—	34,640	—	69,180
	Loss on early extinguishment of debt (4)	—	—	4,020	—
Less:	Gains on property damage recoveries (5)	—	(450)	—	(14,535)
	Hurricane-related costs, net of recoveries (6)	(3,881)	(1,393)	(4,810)	(812)
	Earnings from the equity method investment in VTTI (3)	—	(4,882)	—	(9,272)
Adjusted EBITDA		$214,343	$254,853	$430,741	$516,577
Less:	Interest and debt expense, excluding amortization of deferred financing costs, debt discounts, debt retirement costs, and interest rate swap settlements and amortization	(45,982)	(55,638)	(94,528)	(110,843)
	Income tax expense, excluding non-cash taxes	(297)	(687)	(595)	(1,088)
	Maintenance capital expenditures	(28,080)	(28,566)	(51,431)	(56,766)
	Proportionate share of VTTI’s interest expense, current income tax expense, realized foreign currency derivative gains and losses, and maintenance capital expenditures (3)	—	(9,139)	—	(19,975)
Add:	Hurricane-related maintenance capital expenditures	9	1,164	304	3,262
Distributable cash flow		$139,993	$161,987	$284,491	$331,167

Distributions for coverage ratio (7)		$116,307	$186,757	$232,582	$373,516

Coverage ratio		1.20	0.87	1.22	0.89
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(1)	Includes 100% of the depreciation and amortization expense of $18.2 million and $36.0 million for Buckeye Texas for the three and six months ended June 30, 2018, respectively.

(2)	Represents transaction, internal and third-party costs related to the Merger, asset acquisition, dispositions, and integration.

(3)
Due to the significance of our equity method investment in VTTI, effective January 1, 2017 through September 30, 2018, we applied the definition of Adjusted EBITDA and distributable cash flow, covered in our description of non-GAAP financial measures, with respect to our proportionate share of VTTI’s Adjusted EBITDA and distributable cash flow. The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics was based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which were immaterial.

(4)	Represents the loss on early extinguishment of the $275.0 million principal amount outstanding under our 5.500% notes and $250.0 million variable-rate Term Loan.

(5)
Represents gains on recoveries of property damages caused by third parties, which primarily related to a settlement in connection with a 2012 vessel allision with a jetty at our BBH facility in the Bahamas.

(6)
Represents costs incurred at our BBH facility in the Bahamas, Yabucoa Terminal in Puerto Rico, Corpus Christi facilities in Texas, and certain terminals in Florida, as a result of hurricanes, which occurred in 2017 and 2016, including operating expenses and write-offs of damaged long-lived assets net of insurance recoveries.

(7)
Represents cash distributions declared for LP Units and for distribution equivalent rights with respect to certain unit-based compensation awards (“DERs”) outstanding as of each respective period.  Amount for 2019 reflects estimated cash distributions for LP Units and DERs for the quarter ended June 30, 2019.